Exhibit 10.4

AMENDMENT

TO

SECURITY AGREEMENT

This Amendment (this “Amendment”), dated as of October 9, 2015 to the Security Agreement, dated as of May 9, 2011 (as heretofore amended, the “Security Agreement”), between TransCoastal Corporation, a Texas corporation (the “Grantor”), and Melody Business Finance, LLC, a Delaware limited liability company, as Secured Party and successor by purchase and assignment to Green Bank, N.A. (the “Agent”). Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Security Agreement.

W I T N E S S E T H

WHEREAS, the Grantor and the Agent have agreed, subject to the terms and conditions of this Amendment, to amend the Security Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

Section 1.     Amendments. The Security Agreement is hereby amended as follows:

(a)     The Security Agreement is hereby amended by deleting the first four paragraphs appearing therein and inserting the following four paragraphs in lieu thereof:

“THIS SECURITY AGREEMENT is entered into as of May 19, 2011 (together with all amendments, restatements and other modifications, including joinders and supplements, this “Security Agreement”) by TRANSCOASTAL CORPORATION, a Texas corporation (“Debtor”), in favor of MELODY BUSINESS FINANCE, LLC, in its capacity as Administrative Agent (and successor by purchase and assignment to Green Bank, N.A.) (hereinafter referred to as the “Secured Party”) for the Beneficiaries (as defined herein).

WHEREAS, reference is made to that certain Loan Agreement dated as of May 19, 2011 (as amended, restated or otherwise modified from time to time, the “Agreement”), among TransCoastal Corporation, a Texas corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Melody Business Finance, LLC, as administrative agent for the Lenders (and successor by purchase and assignment to Green Bank, N.A.) (in such capacity, the “Administrative Agent”).

WHEREAS, to induce the Secured Party and the other Beneficiaries to make the Loans and extensions of credit provided for in the Agreement, Debtor has agreed to grant a security interest in certain collateral as hereinafter described as security for the repayment of such Loans and extensions of credit.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and to extend such additional credit as Secured Party and the other Beneficiaries may from time to time agree to extend, the parties do hereby agree as follows:”

(b)     The definition of “Investment Property” contained in Appendix I of the Security Agreement is hereby amended by inserting the phrase “(including, without limitation, the Pledged Securities)” immediately prior to the period appearing therein.

(c)     The definition of “Security Agreement” contained in Appendix I of the Security Agreement is hereby deleted.

(d)     The definition of “Security Interest” contained in Appendix I of the Security Agreement is hereby amended by inserting the phrase “, for the benefit of the Beneficiaries,” immediately following the reference to “Secured Party” appearing therein.

(e)     Appendix I of the Security Agreement is hereby amended to add the following definitions in proper alphabetical order to read as follows:

““Beneficiaries” means the Administrative Agent, the Lenders and each Lender or Affiliate of a Lender party to a Lender Hedging Contract, and “Beneficiary” means any of the Administrative Agent, the Lenders and each Lender or an Affiliate of a Lender party to a Lender Hedging Contract.

“Pledged Securities” means, with respect to Debtor, (a) all Equity Interests held by Debtor in any corporations or other entities (including, without limitation, those corporations or other entities described in Exhibit 3.3 that are directly held by Debtor), together with all depositary shares and all other rights of such Debtor in respect of such Equity Interests, (b) all certificates, instruments or other documents evidencing such Equity Interests and registered or held in the name of, or otherwise in the possession of, Debtor, and (c) all present and future payments, dividend distributions, instruments, compensation, property, assets, interests and rights in connection with or related to the Equity Interests included in clause (a) above, and all monies due or to become due and payable to Debtor in connection with or related to such Equity Interests or otherwise paid, issued or distributed in respect of or in exchange therefor (including, without limitation, all proceeds of dissolution or liquidation).

(f)     Section 2.1 of the Security Agreement is hereby amended as follows:

(i) Section 2.1 of the Security Agreement is hereby amended by inserting the phrase “pledges, assigns and” immediately after the first instance of “Debtor” appearing therein;

(ii) Section 2.1 of the Security Agreement is hereby further amended by inserting the phrase “, on behalf of and for the benefit of the Beneficiaries,” immediately after the first instance of “Secured Party” appearing therein.

(g)      Section 3.0 of the Security Agreement is hereby amended by inserting the phrase “and the Beneficiaries” immediately after the first instance of “Secured Party” appearing therein.

(h)      Section 3.1 of the Security Agreement is hereby amended by inserting the phrase “, for the benefit of the Beneficiaries,” immediately following the reference to “Secured Party” appearing therein.

(i)      Section 5.4 of the Security Agreement is hereby amended by inserting the below sentence immediately after the last sentence appearing therein:

“The Secured Party shall have no obligation whatsoever to any of the Beneficiaries to assure that the Collateral exists or is owned by the Debtors or is cared for, protected, or insured or has been encumbered, or that the Secured Party’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Secured Party pursuant to this Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, the Secured Party may act in any manner it may deem appropriate, in its sole discretion given the Secured Party’s own interest in the Collateral in its capacity as one of the Beneficiaries and that the Secured Party shall have no other duty or liability whatsoever to any Beneficiary as to any of the foregoing, except as otherwise provided herein.”

(j) Section 10.4 of the Security Agreement is hereby amended and restated in its entirety to read as follows:

“10.4 Enforcement Expenses; Indemnification.

(a) Debtor agrees to pay, or reimburse the Secured Party for, all out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, exercise, or preservation of any rights or remedies under this Security Agreement (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any debtor relief law), including all attorney fees.

(b) To the extent required pursuant to Section 4.2 of the Loan Agreement, Debtor agrees to pay, and to indemnify and hold the Secured Party and each Beneficiary harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

(c) Debtor shall indemnify the Secured Party (and any sub-agent thereof) and each Beneficiary, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any external counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this SECURITY Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Debtor, or any Environmental Liability related in any way to Debtor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Debtor, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the BAD FAITH, gross negligence or willful misconduct of such Indemnitee if such Debtor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Notwithstanding anything to the contrary contained herein, any indemnification for Taxes shall be subject to the provisions of Section 4.1 of the Loan Agreement.

(d) To the fullest extent permitted by applicable law, Debtor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Security Agreement or the transactions contemplated hereby.

(e) All amounts due under this Section 10.4 shall be payable no later than ten (10) Business Days after demand therefor.”

(k) Section 10.5 of the Security Agreement is hereby amended as follows:

(i) Section 10.5 of the Security Agreement is hereby amended by deleting the first sentence appearing therein and inserting the following sentence in lieu thereof:

“The rights of Secured Party and the Beneficiaries hereunder inure to the benefit of Secured Party, the Beneficiaries and their respective successors and permitted assigns.”

(ii) Section 10.5 of the Security Agreement is hereby further amended by inserting the phrase “and any Beneficiary” immediately after the reference to “Secured Party” appearing in the fourth sentence thereof.

(l) The Security Agreement is hereby amended to add a new Exhibit 3.3 thereto in the form of Exhibit 3.3 hereto.

Section 2.     Execution in Counterparts, Etc. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same amendment. The delivery of a signed signature page to this Amendment by telecopy or other electronic transmission shall constitute due execution and delivery of this Amendment for all purposes.

Section 3.     Agreement in Full Force and Effect. Except as expressly amended hereby, all of the provisions of the Security Agreement and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect from and after the date hereof.

Section 4.     References to Agreement. From and after the date hereof, (a) all references in the Security Agreement to “this Agreement,” “hereof,” “herein,” or similar terms and (b) all references to the Security Agreement in any other agreement, instrument or document executed or delivered in connection with the Security Agreement, shall mean and refer to the Security Agreement, as amended by this Amendment.

Section 5.     Further Assurances. The parties hereto agree to execute and deliver any and all further agreements, certificates and other documents reasonably necessary to implement the provisions of this Amendment.

Section 6.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Grantor and the Agent have caused this Amendment to be executed as of the day and year first above written.

GRANTOR:

TransCoastal Corporation, a Texas corporation

By:	/s/ Stuart Hagler
Name:	Stuart Hagler
Title:	CEO

Signature Page to

Amendment to Security Agreement

AGENT:

MELODY BUSINESS FINANCE, LLC

By:	/s/ Andreas Scaminaci

Name:	Andreas Scaminaci
Title:	Authorized Signatory

Signature Page to

Amendment to Security Agreement

EXHIBIT 3.3

Pledged Securities

LLC Interests:

Debtor	Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of Issuer

TransCoastal Corporation	CoreTerra Operating, LLC	N	N/A	N/A	100%